UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2017

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-33615	76-0818600
(Commission File Number)	(I.R.S. Employer Identification No.)

One Concho Center 600 West Illinois Avenue Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Officer. Concho Resources Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2017. Following the Annual Meeting, the Board of Directors (the “Board”) of the Company held a special meeting.

At the Board’s May 17, 2017 meeting, E. Joseph Wright notified the Board of his intention to retire from his position as Executive Vice President and Chief Operating Officer of the Company in January 2019. The Company has planned for the transition of Mr. Wright’s duties and responsibilities and has announced that C. William Giraud will succeed Mr. Wright as Chief Operating Officer upon Mr. Wright’s retirement.

(c) Appointment of Officer. Also at the May 17, 2017 meeting, the Board promoted Jack F. Harper to the role of President of the Company. Mr. Harper will also continue to serve as the Company’s Chief Financial Officer.

Mr. Harper has no familial relationships with any director or other executive officer of the Company. There are no arrangements or understandings between Mr. Harper and any other persons pursuant to which Mr. Harper was appointed as President and Chief Financial Officer. For additional information about Mr. Harper, including biographical information and information regarding related party transactions, please refer to the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 5, 2017 (File No. 001-33615), which information is incorporated herein by reference.

(d) Election of Director. At the Board’s May 17, 2017 meeting, the Board increased the size of the Board from nine directors to ten directors. The Board also appointed Mr. Wright as a director to fill the vacancy resulting from the expansion of the Company’s Board from nine directors to ten directors. Mr. Wright will serve as a Class II director and his term on the Board will expire at the Company’s annual meeting of stockholders in 2018 or until his earlier resignation or removal.

There are no understandings or arrangements between Mr. Wright and any other person pursuant to which Mr. Wright was elected to serve as a director of the Company. There are no relationships between Mr. Wright and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As an employee director, Mr. Wright will receive compensation in accordance with the Company’s policies for compensating employee directors.

(e) Retirement Agreement. In connection with Mr. Wright’s anticipated retirement as described above, the Company entered into a Retirement Agreement (the “Retirement Agreement”) with Mr. Wright on May 17, 2017, which agreement was approved by the Compensation Committee of the Board. The Retirement Agreement effectively amends Mr. Wright’s existing Employment Agreement with the Company dated December 19, 2008 that was filed on such date as Exhibit 10.3 to the Company’s Current Report on Form 8-K, as amended by First Amendment to Employment Agreement, the form of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 6, 2011 (such Employment Agreement, as amended, the “Employment Agreement”).

Pursuant to the Retirement Agreement, any automatic extension of the term of the Employment Agreement that would otherwise occur on January 1, 2019 will be for a period beginning on such date and ending on January 5, 2019, which is the expected date of Mr. Wright’s retirement, subject to the potential deferment of Mr. Wright’s retirement date for up to six months under certain circumstances (January 5, 2019 or the deferred retirement date, as applicable, the “Retirement Date”).

The Retirement Agreement provides that Mr. Wright will be eligible to receive an annual bonus for 2018 in the amount of $600,000 (the “2018 Bonus”), and such bonus will be paid on or before January 5, 2019 provided that Mr. Wright remains continuously employed by the Company until such date. In the event that certain change of control transactions, as outlined in the Retirement Agreement, occur prior to Mr. Wright’s retirement date, Mr. Wright may be eligible for a special bonus (the “Special Bonus”)in the form of a lump sum cash payment in the amount of (x) two times Mr. Wright’s annualized base salary as in effect immediately prior to the Retirement Date, (y) the annual cash performance bonus, if any, paid to him with respect to the 2017 calendar year, and (z) $600,000.

The Retirement Agreement also provides that certain long-term incentive awards under the Company’s 2015 Stock Incentive Plan will be made to Mr. Wright during the first four days of January, 2018 provided that he is employed by the Company on the date of grant. Specifically, Mr. Wright would receive a restricted stock award (the “2018 RSA”) with a value on the date of grant equal to $1,700,000, a one-year of service vesting requirement, and otherwise the same terms and conditions as the restricted stock awards made to similarly situated executives on or about the date of grant. Mr. Wright would also receive an award of performance units (the “2018 PSU”) with the same grant date value as the 2018 RSA and the same terms and conditions as performance unit awards made to similarly situated executives on or about the date of grant, except that Mr. Wright would not forfeit the 2018 PSU if he retires on the Retirement Date as described below. The 2018 RSA and the 2018 PSU will be the only long-term incentive awards Mr. Wright receives after May 17, 2017 for his service as an officer of the Company.

Upon Mr. Wright’s retirement on the Retirement Date, the Retirement Agreement provides that the Company will provide him with the following benefits (the “Retirement Benefits”): (i) his unvested shares of restricted stock granted to him by the Company will fully vest on the Retirement Date; (ii) his unvested performance units will not be forfeited and will become payable based on the satisfaction of certain conditions and (iii) he will be reimbursed by the Company for (or the Company may directly pay) the premiums associated with the continuation coverage he may elect for up to 18 months following his retirement under the Company’s group health plans.

A copy of the Retirement Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description of the Retirement Agreement is a summary and is qualified in its entirety by reference to the complete text of the Retirement Agreement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders were requested to (i) elect three Class I directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2020 Annual Meeting of Stockholders, (ii) ratify the Audit Committee of the Board of Directors’ selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, (iii) approve, on an advisory basis, the compensation of the Company’s named executive officers and (iv) approve, on an advisory basis, the frequency of the stockholder vote on the compensation of the Company’s named executive officers. Each of these items is more fully described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 5, 2017.

At the close of business on March 20, 2017, the record date for the Annual Meeting, there were 148,170,944 shares of the Company’s common stock issued, outstanding and entitled to vote at the Annual Meeting. The results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 — Election of Class I Directors: The election of each Class I director was approved as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Timothy A. Leach	125,738,829	1,027,980	405,760	3,465,982
William H. Easter III	125,988,416	1,029,651	154,502	3,465,982
John P. Surma	126,593,286	424,846	154,437	3,465,982

Proposal No. 2 — Ratification of the Selection of Grant Thornton LLP: The ratification of the selection of Grant Thornton LLP was approved as follows:

For	Against	Abstain
130,017,068	464,661	156,822

Proposal No. 3 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers: The compensation of the Company’s named executive officers was approved on an advisory basis as follows:

For	Against	Abstain	Broker Non-Votes
125,450,986	1,318,519	403,064	3,465,982

Proposal No. 4 — Approval, on an Advisory Basis, of the Frequency of the Stockholder Vote on the Compensation of the Company’s Named Executive Officers: The holding of the advisory vote on the compensation of the Company’s named executed officers every year was approved on an advisory basis as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
116,038,147	18,285	10,834,735	281,402	3,465,982

The Company has determined that it will hold an advisory vote on the compensation of its named executive officers every year, until the next stockholder advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Retirement Agreement, dated May 17, 2017, by and between Concho Resources Inc. and E. Joseph Wright.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date:	May 18, 2017	By:	/s/ Travis L. Counts
		Name:	Travis L. Counts
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Retirement Agreement, dated May 17, 2017, by and between Concho Resources Inc. and E. Joseph Wright.